UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2024, Sabre Corporation (“Sabre”) announced that, effective as of Sabre’s Annual Meeting of Stockholders expected to be held on April 24, 2024 (the “Annual Meeting”), Gail Mandel has been elected non-executive Chair of the Board of Directors. Sabre also announced on March 5, 2024 that Sean Menke, current Executive Chair of the Board of Directors, notified Sabre on March 1, 2024 of his decision to retire from the Board of Directors effective immediately prior to the Annual Meeting. Also effective immediately prior to the Annual Meeting, Sabre’s Board of Directors has designated Mr. Menke to serve as Special Advisor to the Chief Executive Officer and the Board of Directors of Sabre (“Special Advisor”), pursuant to the terms of Mr. Menke’s employment agreement with Sabre GLBL Inc., dated February 28, 2023. Mr. Menke’s decision to retire is not the result of any disagreement with Sabre or its management with respect to any matter relating to Sabre’s operations, policies or practices. The size of the Board of Directors will be reduced to ten directors, effective upon Mr. Menke’s retirement from the Board of Directors. A copy of the press release announcing these items is included as Exhibit 99.1.

Item 9.01.	Exhibits

(d)	Exhibits

99.1	Press Release, dated March 5, 2024.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: March 5, 2024	By:	/s/ Shawn Williams
	Name: Title:	Shawn Williams
Executive Vice President and Chief People Officer